Exhibit  10.13
To:          J.J.  van  Eck
From:          T.H.  Thebes
CC:
Date:          April  1,  2004
Royalty  agreement  with  J.J.  van  Eck  and  Force  Protection  Inc.
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This  agreement  is based on the Typhoon -Long that was developed as a prototype
during  March  2004.   The  company  agrees to pay a royalty of $500 per vehicle
sold, based on the Typhoon - L design, the Typhoon - L prototype produced and completed March 2004, and complete drawing pack as submitted to the company by Mr. van Eck on April 1, 2004. It is understood that the company paid Mr. van Eck to develop the Typhoon -Long vehicle and it is agreed upon that all intellectual property associated with the Typhoon as developed by Mr. van Eck is the property of Force Protection Inc.

Conditions  before  first  payment:
1. The Typhoon - Long drawing package must be completed before the first vehicle sale.
2. The completed drawing package must be submitted to the company and certified as acceptable by Force Protection Engineering.

3. Royalty payments will be made quarterly after payment is received from the customer.
4. All three sets (attached) of non-disclosures and confidentially agreements must be on file with the company before the release of any funds.


By  the  company

Date:

By  Mr.  J.J.  van  Eck

Date:

Attachments:  3  different  disclosure  and  confidentially  agreements.